energy focus 32000 Aurora Road, Suite B Solon, Ohio 44139 tel **440.715.1300** 800.327.7877 fax 440.715.1301

Exhibit 99.1

ENERGY FOCUS, INC. REPORTS FIRST QUARTER 2016 RESULTS

SOLON, Ohio, May 11, 2016 - Energy Focus, Inc. (NASDAQ:EFOI), a leader in LED lighting technologies, today announced financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights:

- Net sales of $8.4 million were near the higher end of the Company's first quarter guidance
- Net sales declined 33% compared to the prior year's first quarter due to the previously announced U.S. Defense budget impasse that has been causing a temporary slowdown in orders for military products
- Commercial sales of $4.6 million represented growth of 160% compared to the prior year's first quarter
- Gross margin was 37.3% compared with 40.9% in the prior year's quarter, due to lower overall revenue volume and product mix that was more heavily weighted in commercial products sales
- Net loss of $2.0 million, or $(0.17) per share, compared to net income of $1.1 million, or $0.11 per diluted share in the first quarter last year
- Cash balance of $30.1 million at the end of the quarter with no debt

First Quarter 2016 Operational Milestones:

- Completed tubular LED ("TLED") conversion of eight Military Sealift Command ("MSC") ships
- 2-foot LED fixture family passed First Article Testing requirements to qualify for bidding on new ship construction for the U.S. Navy, U.S. Coast Guard and MSC
- Announced the first order for one of the largest department store chains in the U.S.
- Received follow-on orders from one of the largest global healthcare institutions located in Northeast Ohio for continued retrofit of its main campus with TLEDs
- Shipped products to retrofit six mall properties for an S&P 500 company focused on owning, managing, leasing and redeveloping high quality retail throughout the U.S.
- Retrofitted an additional six school districts, five municipalities and a Coast Guard military base

"As expected, military maritime product sales were slow in the first quarter. That said, we are pleased to report that due to our grass roots, ship-to-ship business development efforts with the U.S. Navy, sales of our military maritime product resumed through our distribution channel later in the quarter," said James Tu, Executive Chairman, President and Chief Executive Officer. "We continue to anticipate gradual recovery in our military maritime sales in the second quarter and beyond. In addition, with the qualification of our 2-foot LED fixture products, which usually comprise a majority of addressable lighting opportunities in a military ship, we are excited about the opportunities now open to us in the new ship construction market within the Navy ecosystem."

"Also during the quarter, our commercial products sales again exhibited strong year-over-year growth, and we continued to make exciting progress in establishing the Energy Focus brand in the marketplace by offering highly reliable, technologically advanced products with an exceptional value and return on investment for our customers," continued Mr. Tu. "We recently announced the Energy Focus Promise, our 10-year end-to-end warranty for our commercial LED products. Our warranty doubles the LED industry's standard 5-year warranty and helps support the estimated cash flows for customers using pay-through-savings mechanisms to finance their retrofit projects. We have also received strong interest from our customers and partners for our new line of network-ready, dimmable TLEDs, panel light products and T8 emergency battery backup TLEDs, which we introduced at LIGHTFAIR International in late April. We expect to start taking orders and shipping these new products during the second half of 2016."

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“Over the past three years since our restructuring that started in May 2013, Energy Focus has grown our penetration of the U.S. Navy fleet from close to zero to over 30%, obtained numerous globally preeminent companies as customers, built a solid network of installation partners, significantly expanded our product lines with industry-leading performance, quality and total value, and established engineering and supply chain operations in Asia,” added Mr. Tu. “To attain the next level of dynamic, multi-year growth, we have recently started implementing significant leadership changes to strengthen our teamwork, deepen our vertical focus and expedite our execution. With our current leadership and continuing addition of high-level leaders planned in the coming months, we are extremely excited about the prospect for Energy Focus to not only grow from the recent slowdown, but also become a trusted, premier brand in the rapidly emerging, business-to-business LED lighting market,” concluded Mr. Tu. A further breakdown of net sales is shown below (in thousands): Three months ended March 31, 2016 2015 Military maritime products $ 3,822 $ 10,802 Commercial products 4,603 1,768 R&D services - 17 Total net sales $ 8,425 $ 12,587 Financial Results: Net sales of $8.4 million for the first quarter of 2016 declined 33% compared to the first quarter of 2015. The decrease resulted from $7.0 million in lower sales to the U.S. military, due to previously disclosed slowdowns in this market, partially offset by a 160% increase in commercial product sales to $4.6 million. Gross profit was $3.1 million, or 37.3% of net sales, for the first quarter of 2016 compared to $5.2 million, or 40.9% of net sales, for the first quarter of 2015. The decline was a result of lower total sales with a revenue mix more heavily weighted towards commercial products, which generally carry lower margins than military maritime products. Loss from operations was $2.0 million for the quarter compared to income from operations of $1.3 million in last year’s same period. Loss from continuing operations was $2.0 million for the first quarter of 2016, or $(0.17) per share, compared to income from continuing operations of $1.2 million, or $0.12 per diluted share, for the same period last year. Net loss was $2.0 million, or $(0.17) per share, compared to net income of $1.1 million, or $0.11 per diluted share in last year’s same period. Discontinued operations in the current period includes legal fees incurred for the arbitration associated with our pool products business we sold in November 2013. Discontinued operations in the prior period includes the results of our former United Kingdom subsidiary, Crescent Lighting Limited; our former turnkey solutions business, Energy Focus LED Solutions, LLC; and legal fees incurred in relation to the pool products business. At March 31, 2016, our cash and cash equivalents balance was $30.1 million, compared to $34.6 million at December 31, 2015. Net cash used by operating activities of $4.2 million in the quarter resulted from the net loss, adjusted for non-cash items, including: depreciation and stock-based compensation; and working capital changes, most notably an increase in inventories and a decrease in trade accounts receivable. Days sales outstanding was 29 at March 31, 2016 compared to 23 at December 31, 2015.

Business Outlook: For the second quarter of 2016, we are expecting net sales to be between $10 and $12 million. Gross margins will be dependent on product sales mix, and operating expenses are expected to increase from their current levels as we build business development infrastructure and strengthen our leadership team to support geographic and market penetration primarily for our commercial products. Earnings Conference Call: Energy Focus, Inc. will host a conference call and webcast on May 11, 2016 at 11:00 a.m. ET to review the first quarter 2016 financial results, followed by a Q & A session. To participate in the call, please dial 888-461-2024 if calling within the United States or 719-457-2661 if calling internationally. A replay will be available until May 18, 2016, which can be accessed by dialing 877-870-5176 if calling within the United States or 858-384-5517 if calling internationally. Please use passcode 8222454 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet accessible in the Investors portion of the Company's corporate website, under “Events and Presentations” at http://investors.energyfocusinc.com/events.cfm. Forward Looking Statements: Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures, our product development capabilities, new product release timing, energy savings and other benefits of LED lighting technology and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: our dependence on a limited number of customers for a significant portion of our revenue, in particular, our sales for the U.S. Navy, and on the levels of funding available to such customers and our ability to maintain or grow such sales levels; our history of operating losses and our ability to generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations or fund our growth; general economic conditions in the United States and in other markets in which we operate; our ability to compete effectively against companies with greater resources; our ability to implement and manage our infrastructure and product growth plans, improve or maintain efficiencies and control expenses to increase sales and maintain and improve margins; our ability to increase demand in our targeted markets; the timing of large orders and significant expenses as we invest in growth opportunities; market acceptance of LED lighting technology; our ability to respond to new lighting technologies and market trends with safe, reliable, energy-efficient and effective products and to bring such products to market in a timely manner and at an appropriate price point; satisfactory and timely testing and completion of product certification requirements; our ability to protect our intellectual property rights and the impact of any type of legal claim or dispute; our ability to obtain critical components and finished products from third- party suppliers on acceptable terms; and our ability to maintain effective internal controls and otherwise comply with our obligations as a public company. In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

About Energy Focus, Inc.: Energy Focus, Inc. is a leading provider of energy efficient LED lighting products and a developer of energy efficient lighting technology. Our LED lighting products provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government continues to enable us to provide energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets. Customers include national, state and local U.S. government agencies as well as Fortune 500 companies and many other commercial and industrial clients. World headquarters are located in Solon, Ohio with additional offices in Washington, D.C., New York City and Taiwan. For more information, see our web site at www.energyfocusinc.com. Investor Contacts: Energy Focus, Inc. Marcia J. Miller, Chief Financial Officer (440) 715-1300 ir@energyfocusinc.com Darrow Associates, Inc. Peter Seltzberg, Managing Director (516) 419-9915 pseltzberg@darrowir.com

ENERGY FOCUS, INC. CONDENSED CONSOLIDATED BALANCE SHEET (in thousands, except per share amounts) (Unaudited) March 31, December 31, 2016 2015 ASSETS Current assets: Cash and cash equivalents 30,140$ 34,640$ Trade accounts receivable less allowances of $101 and $155, respectively 6,034 10,110 Inventories, net 11,536 7,732 Prepaid and other current assets 1,011 740 Total current assets 48,721 53,222 Property and equipment, net 2,590 2,429 Other assets 63 51 Total assets 51,374$ 55,702$ LIABILITIES Current liabilities: Accounts payable 5,929$ 7,295$ Accrued liabilities 512 355 Accrued payroll and related benefits 645 1,243 Accrued sales and bonus incentives 218 1,005 Accrued warranty reserve 327 314 Deferred revenue 67 93 Total current liabilities 7,698 10,305 Other liabilities 74 77 Total liabilities 7,772 10,382 STOCKHOLDERS' EQUITY Preferred stock, par value $0.0001 per share: Authorized: 2,000,000 shares in 2016 and 2015 Issued and outstanding: no shares in 2016 and 2015 — — Common stock, par value $0.0001 per share: Authorized: 30,000,000 shares in 2016 and 2015 Issued and outstanding: 11,652,739 at March 31, 2016 and 11,648,978 at December 31, 2015 1 1 Additional paid-in capital 125,639 125,369 Accumulated other comprehensive income 1 — Accumulated deficit (82,039) (80,050) Total stockholders' equity 43,602 45,320 Total liabilities and stockholders' equity 51,374$ 55,702$

ENERGY FOCUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (Unaudited) 2016 2015 Net sales 8,425$ 12,587$ Cost of sales 5,280 7,436 Gross profit 3,145 5,151 Operating expenses: Product development 804 542 Selling, general, and administrative 4,310 3,340 Total operating expenses 5,114 3,882 (Loss) income from operations (1,969) 1,269 Other expenses (income): Interest expense — 23 Other (income) expenses (3) 22 (Loss) income from continuing operations before income taxes (1,966) 1,224 Provision for income taxes 11 — (Loss) income from continuing operations (1,977) 1,224 Discontinued operations: Loss from discontinued operations — (69) Loss on disposal of discontinued operations (12) (36) Loss from discontinued operations before income taxes (12) (105) Provision for (benefit from) income taxes — (10) Loss from discontinued operations (12) (95) Net (loss) income (1,989) 1,129 Net (loss) income per share - basic: From continuing operations (0.17)$ 0.13$ From discontinued operations — (0.01) Net (loss) income per share - basic (0.17)$ 0.12$ Net (loss) income per share - diluted: From continuing operations (0.17)$ 0.12$ From discontinued operations — (0.01) Net (loss) income per share - diluted (0.17)$ 0.11$ Weighted average shares used in computing net (loss) income per share: Basic 11,650 9,671 Diluted 11,650 9,993 Three months ended March 31,